Exhibit 10.7

LOAN AGREEMENT

This LOAN AGREEMENT (this “Agreement”) is entered into on November 12, 2010 in Beijing by and between the following parties:

1.                                       JIAYUAN HONG KONG CORPORATION LIMITED, a limited liability company incorporated under the laws of Hong Kong, with the registered address at Suite 1505, World-wide House, 19 Des Voeus Road Central, Hong Kong (hereinafter referred to as the “Borrower”);

2.                                       HAIYAN GONG, Chinese ID No.: [*****************]* (hereinafter referred to as the “Lender”).

(In this Agreement, the above parties are hereinafter individually referred to as a “Party” and collectively as the “Parties”.)

WHEREAS:

1.                                       In consideration of the good relationship between the Borrower and the Lender, the Lender agrees to provide a loan to the Borrower subject to the terms and conditions of this Agreement in order to assist the Borrower in developing its business rapidly;

2.                                       To further specify the rights and obligations of the Borrower and the Lender under the financing arrangement, the Parties hereby agree as follows:

ARTICLE I AMOUNT AND INTEREST OF THE LOAN

1.1                                 The Parties hereby acknowledge that the principal of the loan that the Lender will provide to the Borrower shall be one hundred and fifty thousand US Dollars (US$150,000) .

1.2                                 The interest rate of the loan hereunder shall be zero, i.e., the loan hereunder shall be interest-free.

1.3                                 The Lender shall disburse the loan to the borrower within fifteen days after the execution of this Agreement.

ARTICLE II USE OF THE LOAN

The Borrower shall use the loan hereunder only for developing its business.

*  This portion has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406 under the Securities Act of 1933, as amended.

ARTICLE III REPAYMENT OF THE LOAN

3.1                                 The term of the loan hereunder shall be one (1) year, from November 12, 2010 to November 11, 2011. If the Borrower fails to repay the loan upon the expiration of the term of the loan, the term of this Agreement shall be automatically extended for another year unless the Parties object to do so. The same shall be repeated each year.

3.2                                 Within the term of the loan under this Agreement, the Borrower has the right to determine the frequency of its repayment and the amount to be repaid each time.

3.3                                 In the event that the Borrower fails to repay the loan as scheduled due to reasons attributable to the market or other reasons, the Lender acknowledge its understanding about this and agrees not to claim the default liabilities of the Borrower and interests etc.

ARTICLE IV CONFIDENTIALITY

4.1                                 Whether this Agreement is terminated or not, the Borrower shall be obliged to keep confidential the following information (collectively the “Confidential Information”): (i) the execution and performance of this Agreement and the content hereof; and (ii) trade secret, proprietary information and client information of the Lender that are known to or received by the Borrower as a result of execution and performance of this Agreement.  The Borrower shall use such Confidential Information only for the purpose of performing its obligations hereunder.  Without written permit from the Lender, the Borrower shall not disclose the above Confidential Information to any third party; otherwise the Borrower shall assume default liabilities and indemnify any losses incurred by the Lender.

4.2                                 Upon the termination of this Agreement, upon the Lender’s request, the Borrower shall return, destroy or otherwise dispose of all of the documents, materials or software containing the Confidential Information, and cease using such Confidential Information.

4.3                                 Notwithstanding any other provisions hereunder, this Article shall survive the suspension or termination of this Agreement.

ARTICLE V NOTICE

5.1                                 All notices, requests, demands and other correspondences required by or in accordance with this Agreement shall be delivered to the relevant Parties in writing.

5.2                                 The above notices or other correspondences shall be deemed to be properly delivered upon sending when delivered through fax or telegraph, upon delivered in person when personally delivered, or at the fifth (5th) day of mailing if sent by mail.

ARTICLE VI DEFAULT LIABILITY

6.1                                 The Borrower covenants that if any lawsuits, claims, allegations, costs, damages, requests, expenses, liabilities, losses and proceedings are suffered by or caused to the Lender due to the breach of any obligations hereunder by the Borrower, the Borrower shall indemnify and hold harmless of the Lender.

6.2                                 Notwithstanding any other provisions hereunder, this Article shall survive the suspension or termination of this Agreement.

ARTICLE VII MISCELLANEOUS

7.1                                 This Agreement shall be signed in two (2) originals and each Party shall retain one (1) original of this Agreement.

7.2                                 The conclusion, validity, performance, amendment, interpretation and termination of this Agreement shall be governed by the laws of the People’s Republic of China.

7.3                                 Any dispute arising out of or relating to this Agreement shall be settled by the disputing Parties through consultation. In case the disputing Parties fail to reach an agreement within thirty (30) days of the dispute, such dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with the arbitration rules of the arbitration commission then in effect.  The arbitration award shall be final and binding upon the disputing Parties.

7.4                                 Any right, power and remedy granted to a Party under any provision of this Agreement shall not preclude any other right, power or remedy that such Party is entitled to under any laws or regulations or any other provisions of this Agreement.  The exercise of its right, power and remedy by a Party shall not preclude the exercise of any other right, power and remedy that such Party is entitled to.

7.5                                 The headings in this Agreement shall be for reference purpose only and shall not be used for or affect the construction of the Agreement in any event.

7.6                                 Each provision of this Agreement shall be severable and independent of each of the other provision.  In the event that one or several provisions of this Agreement become invalid, illegal or unenforceable at any time, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected.

7.7                                 Any amendment or supplement to this Agreement shall be made in writing, and shall take effect after duly executed by the Parties.

7.8                                 Without the prior written consent of the other Party, neither Party shall transfer any of its rights and/or obligations under this Agreement to any third party.

7.9                                 This Agreement shall be binding upon the legal successor of each Party.

[No Further Text Below]

[Signature Page]

IN WITNESS WHEREOF, this Loan Agreement has been duly executed by the Parties as of the date and at the place first above written.

HAIYAN GONG

(Signature)

Signature:	/s/ Haiyan Gong
Name:
Title:

JIAYUAN HONG KONG CORPORATAION LIMITED

(Company Seal) [seal: Jiayuan Hong Kong Corporation Limited]

Signature:
Name:
Title: